UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009 (December 9, 2009)

ENERGY TRANSFER PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue Dallas, TX	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2009, Transwestern Pipeline Company, LLC (“TWP”), an indirect wholly-owned subsidiary of Energy Transfer Partners, L.P. (the “Partnership”), entered into a note purchase agreement (the “Note Purchase Agreement”) with the qualified investors listed therein that provides for the private placement by TWP of $175 million of 5.36% Senior Unsecured Series A Notes due 2020 (the “Series A Notes”) and $175 million of 5.66% Senior Unsecured Series B Notes due 2024 (the “Series B Notes”, and collectively with the Series A Notes, the “TWP Notes”). The private placement was completed on December 9, 2009. Interest on the TWP Notes will accrue from December 9, 2009. TWP will pay interest on the notes semi-annually on June 9 and December 9 of each year, commencing on June 9, 2010, until maturity of the Series A Notes on December 9, 2020 and of the Series B Notes on December 9, 2024. Banc of America Securities LLC served as the placement agent for TWP in connection with the private placement of the TWP Notes and received a fee from TWP for such role. TWP will use the net proceeds from the offering to repay amounts outstanding under an intercompany loan agreement with the Partnership.

TWP’s obligations under the TWP Notes are unsecured and noteholders will have recourse solely against TWP. The TWP Notes rank pari passu in right of payment with TWP’s unsecured, unsubordinated debt. The Partnership is not a guarantor for the TWP Notes and is under no obligation to make capital contributions to TWP.

The TWP Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws. The TWP Notes may be resold only if registered pursuant to the provisions of the Act or if an exemption from registration is available.

The Note Purchase Agreement contains customary representations, warranties and agreements by TWP. Additionally, the agreement contains covenants that limit TWP from creating liens on its assets to secure debt, making certain restricted payments and from engaging in certain sale-leaseback transactions. The agreement also limits TWP’s ability to engage in certain mergers, consolidations and sales of assets. Furthermore, TWP may not permit its consolidated debt-to-capitalization ratio as of the last day of any fiscal quarter to be greater than 65%.

The TWP Notes are prepayable at any time in whole or pro rata in part. In the event of prepayment, TWP will pay an amount equal to par plus accrued interest plus a make-whole premium.

The above descriptions of the Note Purchase Agreement and the TWP Notes do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement and the form of TWP Notes that are attached hereto as Exhibit 10.1, Exhibit 10.2 and 10.3 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. Exhibits 10.1, 10.2 and 10.3 below are being filed herewith.
10.1	Note Purchase Agreement dated as of December 9, 2009, by and among Transwestern Pipeline Company, LLC, and the purchasers listed therein.
10.2	Form of Senior Unsecured Series A Note
10.3	Form of Senior Unsecured Series B Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P., its general partner
	By:	Energy Transfer Partners, L.L.C., its general partner
Date: December 14, 2009		/s/ Martin Salinas, Jr.
Martin Salinas, Jr. Chief Financial Officer